As filed with the Securities and Exchange Commission on June 21, 1999
                                                      Registration No. 333-71477
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                AGRIBIOTECH, INC.
             ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                Nevada                                 85-0325742
     ------------------------------               ---------------------
    (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                            120 Corporate Park Drive
                             Henderson, Nevada 89014
                                 (702) 566-2440
       ------------------------------------------------------------------
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

               Mr. Randy Ingram, Executive Vice-President and CFO
                                AgriBioTech, Inc.
                            120 Corporate Park Drive
                             Henderson, Nevada 89014
                                 (702) 566-2440
       ------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                     Tel: (212) 687-3860 Fax: (212) 949-7052

     Approximate date of commencement of proposed sale to the public: N/A.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ----------------------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment to Registration Statement on Form S-3 (No. 333-71477) of AgriBioTech, Inc. ("ABT") is being filed to withdraw 2,093,890 shares of ABT common stock that were registered in this Registration Statement when originally filed, but that have not been issued. The shares of common stock to which this post-effective amendment applies were registered as part of the 3,796,890 shares described in footnote (2) under the heading Calculation of Registration Fee on page (ii) of Amendment No. 2 to this Registration Statement dated March 30, 1999. This Registration Statement was originally filed to register 1,703,000 shares issuable upon possible future conversion of ABT's 5% subordinated convertible debentures due December 30, 2001, at $13.68 per share, 390,890 shares issuable upon payment (in the form of shares of common stock) of interest on the debentures, and 1,703,000 shares issuable upon exercise of common stock purchase warrants at $15.00 per share. On May 28, 1999, ABT completed an early redemption of all $23.3 million of the 5% subordinated convertible debentures. Therefore, the 1,703,000 shares issuable upon possible future conversion of the debentures and the 390,890 shares issuable upon payment of interest on the debentures will never be issued and are being withdrawn from this Registration Statement. The 1,703,000 shares issuable upon exercise of common stock purchase warrants continue to be registered under this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on June 18, 1999.


                                          AGRIBIOTECH, INC.



                                          By: /s/ Randy Ingram
                                              ---------------------------
                                              Randy Ingram, Executive Vice-
                                              President, CFO



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant June 18, 1999 and in the capacities and on the dates indicated.

           *                       Chairman of the Board, Chief Executive Officer
----------------------------         (Principal Executive Officer) and Director
Richard P. Budd

/s/ Randy Ingram                   Executive Vice-President, Chief Financial Officer
----------------------------         (Principal Financial and Accounting Officer)
Randy Ingram                         and Director

           *                       Executive Vice-President, Director of Research
----------------------------         and Director
Thomas R. Rice

           *                       Director
----------------------------
James W. Hopkins

           *
----------------------------       Director
James W. Johnston


----------------------------       Director
L. Glenn Orr

-------------
* The undersigned, by signing his name hereto, does hereby sign this registration Statement on behalf of the above-indicated officers and directors of the Registrant pursuant to powers of attorney signed by such officers and directors.

     /s/ Randy Ingram
--------------------------------
Randy Ingram as Attorney-in-
     fact